Exhibit 10.b

独家业务合作协议

Exclusive Business Cooperation Agreement

本独家业务合作协议(“本协议”)由以下双方于 2023年11月30日在中华人民共和国 (“中国”) 中山市签署。

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on November 30, 2023 in Zhongshan , the People’s Republic of China (“China” or the “PRC”).

甲方：莱电科技（中山）有限公司

住所：中山市五桂山长命水长逸路19号德润园A座3楼

Party A: Laidian Technology (Zhongshan) Co., Ltd

Address: Floor 3, Block A, Derunyuan, No. 19, Changyi Road, Changmingshui, Wuguishan district, Zhongshan City

乙方：永州巨米智能科技有限公司

住所： 湖南省永州市经济技术开发区潇湘科技创新中心青年创新创业园二栋第一、第二层

Party B: Yongzhou Jumi Intelligent Technology Co., Ltd

Address: 1st and 2nd floors of Building 2, Youth Innovation and Entrepreneurship Park, Xiaoxiang Science and Technology Innovation Center, Yongzhou Economic and Technological Development Zone, Hunan Province

甲方和乙方以下各称为” 一方” ，合称为“双方”

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively

鉴于：

Whereas,

1.甲方是一家在中国成立的外商独资企业，从事技术服务、技术开发、技术咨询、技术交流、技术转让、技术推广等。

Party A is a wholly foreign owned enterprise established in China, engaged in technical services, technology development, technology consultation, technology exchange, technology transfer, technology promotion and so on.

2.乙方是一家在中国成立的内资公司， 经中国 有关政府部门依法批准可以从事智能机器系统生产、智能电气设备制造、自动售卖机制造、计算机信息安全设备制造、图书防盗设备制造、集成电路制造、计算机零部件制造、计算机整机制造、家用厨房电器具制造、家用制冷电器具制造、具有独立功能专用机械制造、安全技术防范产品制造、农副食品加工专用设备制造、食品、酒、饮料及茶生产专用设备制造、工业机器人制造、租赁及销售、安装、维修服务等业务。乙方现时及在本协议有效期内的任何时候所经营并发展的所有业务活动以下合称“主营业务” ;

Party B is a company established in China with exclusively domestic capital, subject to the approvals by relevant Chinese government departments according to law, it can be engaged in intelligent machine system production, intelligent electrical equipment manufacturing, vending machine manufacturing, computer information security equipment manufacturing, book anti-theft equipment manufacturing, integrated circuit manufacturing, computer parts manufacturing, computer whole machine manufacturing, household kitchen electrical appliances manufacturing, household refrigeration electrical appliances manufacturing, special machinery manufacturing with independent functions, safety technology prevention product manufacturing, Agricultural and non-staple food processing special equipment manufacturing, food, wine, beverage and tea production special equipment manufacturing, industrial robot manufacturing, leasing and sales, installation, maintenance services and other business. The businesses conducted by Party B currently anti any time during the term of this Agreement are collectively referred to as the “Principal Business “;

3.甲方同意利用其人员、信息和技术优势，在本协议期间向乙方提供有关主营业务的独家营销服务、管理咨询服务、技术服务和其他服务，乙方同意接受甲方或其指定方按本协议条款的规定提供的各种服务。

Party A is willing to provide Party B with marketing services, management consultation services, technical services and other services on an exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in human resources, information and techno logy, and Party B is willing to accept such services provided by Party A or Party A’s designee(s), each on the terms set forth herein.

据此，甲方和 乙方经协商一致， 达成如下协议：

Now, therefore, through mutual discussion, the Parties have reached the following agreements）．

1.服务提供

Services Provided by Party A

1. 1按照本协议条款和条件，乙方在此委任甲方在本协议期间作为乙方的独家服务提供者向乙方提供全面的营销服务、管理咨询服务、技术服务和其他服务，包括但不限于以下内容：

According to the terms and conditions of this Agreement, Party B hereby appoints Party A as Party B’s exclusive services provider during the term of this Agreement to provide Party B with comprehensive marketing services, management consultation services, technical support and other services, including but not limited to the following:

1.1.1 为乙方提供企业管理咨询服务；

Providing business management consultation services for Party B;

1. 1.2 为乙方提供有自助体检、视频问诊、线上续方和自助购药的咨询服务；

Providing Party B with consulting services such as self-service physical examination, video consultation, online renewal and self-help drug purchase.

1.1.3 为乙方提供自助体检、视频问诊、线上续方和自助购药等业务生产、技术支待（中国法律禁止外商独资企业从事的技术支持及服务除外）；

Providing Party B with self-service physical examination, video consultation, online renewal and self-help drug purchase and other business production and technical support (except for technical support and services prohibited by wholly foreign-owned enterprises by Chinese law)

1.1.4 协助乙方进行智能药柜有关的技术和市场信息的咨询、收渠与调研（中国法律禁止外商独资企业从事的市场调查除外）；

Assist Party B in consulting, collecting and researching the technical and market information related to the smart medicine cabinet (except for the market research prohibited by Chinese laws from the wholly foreign-owned enterprises);

l. 1.5 许可乙方使用甲方拥有合法权利的相关域名、商标；

Licensing Party B to use any domain name or trademark legally owned by Party A;

1.1.6 许可乙方使用甲方拥有合法权利的相关软件；

Licensing Party B to use any so 1are legally owned by Party A;

1. 1. 7 提供乙方业务所需的相关应用软件的开发、维护 与更新服务；

Providing software development, maintenance and update services necessary for Party B’s business for Party B;

1.1.8为乙方相关人员提供技术支持和专业培训 ：

Providing technical support and training for employees of Party B;

1.1.9向乙方提供设备、资产出租 ；和

Leasing of equipment or properties to Party B; and

1.1.10在中国法律允许的悄况下，其他应乙方要求而不时提供的其他相关服务。

Other services requested by Party B from time to time to the extent permitted under PRC law

1.2乙方接受甲方提供的服务。

乙方进一步同意， 除非经甲方事先书面同意， 在本协议期间，就本协议约定的服务或其他事宜，乙方不得直接或间接地从任何第三方获得任何与本协议相同或类似的服务，并不得与任何第三方就本协议所述事项建立任何相同或类似的合作关系。甲乙双方同意，甲力提供的服务涉及的技术可以为甲力自有的技术，也可以是甲方从第三方采购的技术。甲方也可以指定其他方（该被指定方可以与乙方签署本协议描签签署描述的某些协议）为乙方提供本协议约定的服务。

Party B agrees to accept all the services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar services provided by any third party and shall not establish identical or similar cooperative relationship with any third party Regarding the matters contemplated by Agreement. Party A and Party B agree that, the technology involved in the services provided by Party A may be the technology owned by Party A or purchased by Party A from any third parties. Party A may appoint other parties, who may enter into certain agreements with Party B, to provide Party B with the services under this Agreement.

1.3服务的提供方式

Service Providing Methodology

1.3.1甲、乙双方同意在本协议有效期内，视情况而定，乙方可以与甲方或甲方指定的 其他方进一步签订服务协议，对各项服务的具体内容、方式、人员、收费等进行约定。

Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter in to further service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific services

1.3.2为更好地履行本协议，中乙双方同意，视情况而定，乙方在本协议有效期内将与甲方或甲方指定的其他方根据业务进展需要随时签署知识产权（包括但不限于软件、商标、 专利、技术秘密及域名）许可使用协议由甲方将有关的知识产权许可给乙方使用，或签署设备、资产的租用协议，由甲方将有关设备、资产提供给乙方使用。

To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into intellectual property (including but not limited to software, trademark, patent, know-how and domain name) licensing agreement with Party A or any other party designated by Party A which shall license Party B to use Party A’s relevant intellectual property rights or may enter into equipment or property leases with Party A or any other party designated by Party A which shall permit Party B to use Party A’s relevant equipment or property based on the needs of the business of Party B.

1.3.3乙方特此向甲方授予一项不可撤销的排他性的购买权， 根据该购买权，甲方可在中国法律法规允许的范围内，由甲方自行选择，向乙方购买任何部分或全部资产和/或业务，作价为中国法律允许的最低价格。届时双方将另行签订资产或业务转让合同 ，对该资产转让的条款和条件进行约定．

Party B hereby grants to Party A an irrevocable and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets and business of Party B , to the extent permitted under PRC law, at the lowest purchase price permitted by PRC law. The Parties shall then enter into a separate assets or business transfer agreement, specifying the terms and conditions of the transfer of the assets.

1.3.4为更好地履行本协议， 甲乙双方同意在本协议有效期内将直接或通过其关联方根据业务进展需要随时另行签署专项技术服务协议，即乙方向甲方提供服务项目（包括但不限于通过乙方平台向甲方学员提供教学服务等 ）， 甲方向乙方支付相关费用。

To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both parties, directly or through their respective affiliates, may enter into separate agreements regarding special technology service based on the needs of the business of Party A, which shall permit Party B lo provide the services (including but not limited to providing educational services for students of Party A through its platform). Party A shall pay a service fee to Party B.

2.服务的价格和支付方式

Calculation and Payment of the Service Fees

2.1乙方应向甲方支付相当于乙方当年经审计净利润总额85.53%的年度服务费( ” 服务费” )。 如果乙方的年度净利润为零或负，则乙方无需支付年度服务费。

Party B shall pay an annual service fee to Party A in the equivalent amount of Party B’s audited 85.53% of the total amount of net income of such year (the “Service Fee”). If Party B’s annual net income is zero or negative , Party B is not required to pay the annual Service Fee.

2.2甲方同意， 在本协议期限内， 甲方享有乙方业务经信的一切经济利益，并承担由此产生的一切风险；为确保乙方能够满足其正常运营现金流要求和或抵消任何运营损失（无论乙方实际发生此类运营损失），甲方可自行决定向乙方提供财务支持（在中国法律法规允许的范围内），甲方可以贷款的形式向乙方提供资金支持，并与乙方签订独立的贷款协议；乙方发生经营损失或出现重大经营困难的，甲方有权随时要求乙方停止经营， 乙方应无条件接受甲方的要求。

Party A agrees that, during the term of this Agreement, Party A shall enjoy all economic benefits of, and bear all risks arising from, the business operation of Party B; to ensure that Party B could meet its daily operating cash flow requirements and/or for the purpose of offsetting any operating loss incurred, regardless of Party B’s actual occurrence of such operating losses, Party A may in its full discretion to provide financial support to Party B (to the extent permitted under PRC laws and regulations), and Party A may provide financial support to Part B in the form of loans, and they shall enter into independent loan agreements in relation to such loans; in the event that Party B incurs any operating loss or experiences significant operation difficulties, Party A is entitled to request Party B to cease its operations at any time, and Party B shall unconditionally accept the request of Party A.

2.3如果乙方未能按照木协议的规定支付服务费和其他费用 ， 则 乙方应额外向甲方支付违约金，违约金金额为每日滞纳金的 0.05%。

In the event that Party B fails to pay the Service Fee and other expenses in accordance with this Agreement, Party B shall additionally pay liquidated damage in an amount representing 0.05% late payment per day to Party A

2.4甲方有权自费任命其在中国或其他国家的员工或共他注册会计师或审计师 (“甲方授权代表,) 检查乙方的账目，以审查服务费的计算方法和金额。为此，乙方应向甲方授权代表提供所需的所有文件、账目、记录、数据等，以便甲方授权代表审核乙方账目并确定服务费金额，乙方同意甲方股东披露该等信息和材籵，以满足证券法规的要求。除材料错误外，服务费金额应为甲方授权代表确定的金额。

If at its own expense, Party A is entitled to appoint its employees or other certified accountants or auditors in PRC or other countries (the “Authorized Representative of Party A”) to examine Party B’s accounts to review the calculation method and the amount of the Service Fee. For this purpose, Party B shall provide the Authorized Representative of Party A with all requested documents, accounts, records, data, and etc., so that the Authorized Representative of Party A can audit Party B’s accounts and determine the amount of the Service Fee, and Party B consent to the disclosure of such information and materials by Party A’s shareholders to the satisfaction of the requirements of securities regulat10ns Except for material mistakes, the amount of the Service Fee shall be the amount as determined by the Authorized Representative of Party A.

2.5甲、乙双方在此确认，下述服务费仅包括甲方因提供咨询和服务而应支付的报酬。乙方应承担所有差旅费、交通费、邮费以及与聘请注册会计师或审计师有关的所有费用。

Party A and Party B hereby confirm that, the aforementioned Service Fee only includes the compensation that Party A shall be paid for the provision of Consultancy and Services. Party B shall bear all travel expenses, transportation expenses, postage and all expenses in relation to the engagement of the certified accountants or auditors.

2.6乙方应向甲方支付服务费，不得有任何扣除（如银行佣金等），所有扣除均由乙方承担。

Party B shall make payment of the Service Fee to Party A without any deduction (such as bank c01runissions and etc.), and Party B shall bear all such deductions.

2.7双方同意，甲 方根据本协议向乙方提供的服务也适用于乙方控制的子公司， 乙方应促使其各控制子公司根据本协议行使权利和履行义务。

Both Parties agree that, the services provided by Party A under this Agreement to Party B shall also be applicable to the subsidiaries controlled by Party B, and Party B shall procure each of its controlled subsidiaries to exercise rights and perform obligations in accordance with this Agreement.

2.8甲乙双方同意，因履行本协议而产生的一切经济损失由双方共同承担。

Party A and Party B agree that both parties will jointly bear all economic losses incurred as a result of the performance of this Agreement.

2.9乙方相关股东将其在乙方的股权质押给甲方，以保证乙方根据本协议应支付的所有服务费、违约金、实际费用和赔偿。

Party B’s relevant shareholders will pledge their equity interests in Party B to Party A to secure all Service Fee, liquidated damages, actual expenses and indemnifications payable by Party B under this Agreement.

3.知识产权和保密条款

Intellectual Property rights and Confidentiality Clauses

3.1甲方对履行本协议而产生或创造的任何和所有知识产权（包括但不限于著作权、专利权、专利申请权、软件、技术秘密、商业机密及其他）均享有独占的和排他的所有权、权利和 利益。乙方应签署所有适当的文件， 采取所有适当的行动， 递交所有的文件和I或申请，提供所有适当的协助，以及做出所有其他依据甲方的自行决定认为是必要的行为，以将任何对该等知识产权的所有权、权利和权益赋予甲方， 和/或完善对甲方此等知识产权权利的保护。

Party A shall have exclusive and proprietary ownership, rights and interests in any and all intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A at its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A.

3.2双方承认及确认有关本协议、本协议内容以及彼此就准备或履行本协议而交换的任何口头或书面资料均被视为保密信息。双方应对所有该等保密信息予以保密，而在未得到另一方书面同意前，不得向任何第三方披露任何保密信息，惟下列信息除外： (1) 公众人士知悉或将会知悉的任何信息（惟并非由接受保密信息之一方擅自向公众披露）； (2) 根据适用法律法规、股贾交易规则或政府部门或法院的命令而所构披露之任何信息； 或(3)由任何一方就本协议所述交易而需向其股东、董事、员工、法律或财务顾问披露之信息，而该股东、董事、员工、法律或财务顾问亦需遵守与本条款相类似之保密贡任。如任何一方股东、董事、员工或聘请构机的泄密均视 为该方的泄密，需依本协议承担违约责任。

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for the information that: (I) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (2) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (3) is required to be disclosed by，any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsel or financial advisors shall be bound by confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agents engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

4.陈述和保证

Representations and Warranties

4.1甲方陈述、保证和承诺如下：

Party A hereby represents, warrants and covenants as follows:

4.1.1甲方是按照中国法律合法成立并有效存续的外商独资企业；甲方或其指定的服务提供方将在根据本协议提供任何服务前获得提供该等服务所需的必要政府许可、证照。

Party A is a wholly foreign owned enterprise legally established and validly existing in accordance with the laws of China; Party A or the service providers designated by Party A will obtain necessary government permits and licenses for providing the service under this Agreement before providing such services.

4.1.2甲方已采取必要的公司行为，获得必要的授权，并取得第三方和政府部门的同意及批准（若需）以签署，交付和履行本协议；甲方对本协议的签署，交付和履行并不违反法律法规的明确规定。

Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party A’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation .

4.1.3本协议构成对其合法、有效、 约束力并依本协议之条款对其强制执行的义务。

This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.2乙方陈述、保证和承诺如下：

Party B hereby represents, warrants and covenants as follows:

4.2.1乙方是按照中国法伴合法成立且有效存续的公司， 乙方已获得并将维持从事上营业务所需的全部政府许可、证照。

Party B is a company legally established and validly existing in accordance with the laws of the PRC and has obtained and will maintain all permits and licenses for engaging in the Principal Business in a timely manner.

4.2.2乙方已采取必要的公司行为， 获得必要的授权，并取得第三方和政府部门的同意及批准（若需）以签定，交付和履行本协议, 乙方对本协议的签定，交付和履行并不违反法律法规的明确规定。

Party B has taken all necessary corporate actions, obtained all necessary authorization s as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Party B’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation.

4.2.3本协议构成对其合法、有效、有约束力并依个协议之条款对其强制执行的义务。

This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it in accordance with its terms.

4.2.4如在本协议有效期间内的任何时候， 中国法律或政府部门对本协议以及相关协议的履行有任何新的规定或其他任何要求，乙方将全力配合甲方对本协议条款作出相应调整和完善，以使其合乎监管要求并且满足与甲方开展独家业务合作的目的。

During the term of this Agreement, if the PRC laws or PRC government authorities set out new regulations or other requirements regarding the performance of this Agreement or relevant agreements, to meet the regulatory requirements and to accomplish the purpose of carrying out exclusive business cooperation with Party A, Party B shall provide full cooperation for Party A to make corresponding adjustments and improvements on the terms of this Agreement

5.协议期限

Term of Agreement

5.1本协议自双方正式签署之日起生效，除非本协议明确约定或甲方书面决定终止本协议，木协议应永久有效。

This Agreement shall become effective upon execution by the Parties. Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A, this Agreement shall remain effective

5.2如果在本协议有效期内，任何一方的经营期限届满，则该方应及时续展其经营期限， 以使本协议得以继续有效和执行。如一方续展经营期限之申请未获任何主管部门批准或同意 ，则本协议于该方经营期限届满之时终止。

During the term of this Agreement, each Party shall renew its operation term prior to the expiration thereof so as to enable this Agreement to remain effective. This Agreement shall be terminated upon the expiration of the operation term of a Party if the application for renewal of its operation term is not approved by relevant government authorities.

5.3在本协议终止之后，双方在第 3、6、7 条和第5.3 条下的权利和义务将继续有效。

The rights and obligations of the Parties under Sections 3, 6, 7 and Section 5.3 shall survive the termination of this Agreement.

6.适用法律和争议解决

Govern Law and Resolution of Disputes

6.1本协议的订立、效力、解释、履行、修改和终止以及争议的解决适用中国法律。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China

6.2因解释和履行本协议而发生的任何争议 ， 本协议双方应首先通过友好协商的方式加以解决。如果在一方向另一方发出要求协商解决的书面通知后 30 天之内争议仍然得不到解决， 则任何一方均可将有关争议提交给中国广州仲裁委员会，由该会按照其仲裁规则仲裁解决。仲裁应在广州进行。仲裁裁决是终局性的，对双方均有约束力。

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties s hall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China Guangzhou Arbitration Commission , in accordance with its arbitration rules. The arbitration shall be conducted in Guangzhou. The arbitration award shall be final and binding on both Parties.

6.3因解释和履行本协议发生任何争议或任何争议,在进行仲裁时，除争议的事项外， 双方仍应继续行使各自在本协议项下的其他权利并履行各自在本协议项下的其他义务。

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement

7.违约责任和补偿

Breach of Agreement and Indemnification

7.1若乙方实质性违反本协议项下所作的任何一项约定，甲方有权终止本协议和／或要求乙方给予损害赔偿； 本第 7.1 条不应妨碍甲方在本协议下的任何其他权利。

If Party B commits any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and require Party B to indemnify all damages; this Section 7. 1 shall not prejudice any other rights of Party A herein

7.2除非法律另有规定，乙力在任何情况均无权利终止或解除本协议。

Unless otherwise required by applicable laws, Party B shall not have any right to terminate this Agreement in any event.

7.3就甲方根据本协议向乙方提供的服务所产生或引起的针对甲方的诉讼、请求或其他要求而招致的任何损失、损害、责任或费用都应由乙方补偿给甲方，以使甲方不受任何损害，除 非该损失、损害、责任或费用是因甲方的重大过失或故意不当行为而产生的。

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B pursuant this Agreement , except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A。

8.不可抗力

Force Majeure

8.1若由于地震、台风、洪水、火灾、流行病、战争、罢工以及其他任何无法预见并且是受影响方无法防止亦无法避免的不可抗力事件( ” 不可抗力” ) ’ 而直接致使本协议任何一方不能履行或不能完全履行本协议，则受上述不可抗力影响的一方不对此不履行或部分履行承担责任。 但该受影响方须立即毫不迟延地向另外一方发出书面通知， 并须在发出该书面通知后15 天内向另外一方提供不可抗力事件的详情 ，解释其此种不能履行、部分不能履行或需要迟延履行的原因。

In the case of any force majeure events (the “ Force Majeure “) such as earthquake, typhoon, flood, fire, flu, war, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall。give the other Party written notices without any delay, and shall provide details of such event within 15 days after sending out such notice, explaining the reasons for such failure of, partial or delay of performance.

8.2若主张不可抗力的一方未能根据以上规定通知另一方并提供适当证明，其不得免于未能履行其在本协议项下义务的责任。受不可抗力影响的一方应作出合理的努力，以减低该不可抗力造成的后果， 并在该不可抗力终止后尽快恢复履行所有有关义务。如受不可抗力影响一的方在因不可抗力而暂免履行义务的理由消失后未有恢复履行有关义务，该方应就此向另一方承担责任。

lf such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

8.3不可抗力发生时， 双方应立即互相协商，以求达致公平解决方案， 并须作出一切合理努力，尽证减低该不可抗力造成的后果。

In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

9.通知

Notices

9.1本协议项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、邮资预付或商业快递服务或传耳的方式发到该方下列地址。每一通知还应再以电子邮件送达。该等通知视为有效送达的日期按如下方式确定：

All notices and other communications require d or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1. 1通知如果是以专人递送、快递服务或挂号邮寄、邮资预付发出的，则以于设定为通知的地址在接收或拒收之口为有效送达日。

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

9.1.2通知如果是以传真发出的，则以成功传这之日为有效送达日（应以自动生成的传送 确认信息为证）。

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transm1ss1on).

9.2为通知的目的， 双方地址如下：

For the purpose of notices, the addresses of the Parties are as follows:

甲方：莱电科技（中山）有限公司

Party A: Laidian Technology (Zhongshan) Co., Ltd

住所：中山市五桂山长命水长逸路19号德润园A座3楼

Address: Floor 3, Block A, Derunyuan, No. 19, Changyi Road,Changmingshui,Wuguishan district, Zhongshan City

收件人：钟卓伟

Recipient:Zhong Zhuowei

电话：

Contact No.：

乙方：永州巨米智能科技有限公司

Party B: Guangzhou Jumi Intelligent Equipment Co., LTD

仕所：湖南省永州市经济技术开发区潇湘科技创新中心青年创新创业园二栋第一、第二层

Address: 1st and 2nd floors of Building 2, Youth Innovation and Entrepreneurship Park, Xiaoxiang Science and Technology Innovation Center, Yongzhou Economic and Technological Development Zone, Hunan Province

收件人：朱林海

Recipient:Zhu Linhai

电话：

Contact No.：

9.3任何方可按本条规定随时给另方发出通知来改变接收通知的地址。

Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.协议的转让

Assignment

10.1乙方不得将其在本协议项下的权利与义务转让给第三方，除非事先征得甲 方书面同意。

Without Party A’s prior written consent, Party B shall not assign its rights and obligations under Agreement to any third party.

10.2乙方在此同意，甲方 可以向第三方转让其在本协议项下的权利和义务，并在该等转让发生时甲方仅需向乙力发出书面通知，并且无需再就该等转让征得乙方的同意。

Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party and in case of such assignment; Pa 门 y A is only required to give written notice to Party B and does not need any consent from Party B for such assignment

11. 协议的分割性

Severability

如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。双方应通过诚意磋商，争取以法律许可以及双方同意的最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。

ln the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforce ability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to rep lace such in valid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions s hall be as close as possible to the economic effect of those invalid, illegal or unenforceable pro visions.

12.协议的修改、补充

Amendments and Supplements

双方可以书面协议方式对本协议作出修改和补充。经过双方签署的有关本协议的修改协议和补充协议是本协议组成部分，具有与本协议同等的法律效力。

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.语言和副本

language and Counterparts

本协议以中文和英文书写 ， 一式四份，甲 乙双方各待二份。中英文版本具有同等效力 ；中英文版本如有歧义， 应以中文版本为准。

This Agreement is written in both Chinese and English language in four copies, each Party having two copies. The Chinese version and English version shall have equal legal validity . If there is any discrepancy between Chinese version and English version, Chinese version prevails.

本页其余部分刻意留为空白

The Reminder of the page is intentionally left blank.

有鉴于此，双方已使得经其授权的代表于文首所述日期签署了本《独家业务合作协议》，以昭信守。

In witness whereof, the Parties have caused their authorized representatives to sign this Exclusive Business Cooperation Agreement on the date stated above.

甲方（盖章）：

Party A (Stamp):

授权代表（签字）：

Authorized Representative(Signature):

授权代表姓名：

Name of the Authorized Representative :

授权代表职位：

Title of the Authorized Representative:

乙方（盖章）：

Party B (Stamp):

授权代表（签字）：

Authorized Representative(Signature):

授权代表姓名：

Name of the Authorized Representative :

授权代表职位：

Title of the Authorized Representative: